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                                                                   EXHIBIT 23.2

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

Adelphia Communications Corporation:

  We consent to the use in this Registration Statement of Adelphia Communications Corporation on Form S-4 of our report dated June 28, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for income taxes) and our report dated March 26, 1997 on our audits of the financial statements of Adelphia Communications Corporation and subsidiaries and of Olympus Communications, L.P. and subsidiaries, respectively, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

  Our audits of the financial statements of Adelphia Communications Corporation and subsidiaries referred to in our aforementioned report also included the financial statement schedules of Adelphia Communications Corporation listed in Item 21(b). These financial statement schedules are the responsibility of Adelphia Communications Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
May 2, 1997